EXHIBIT A
                                 CAMBIAR FUNDS
                            SHAREHOLDER SERVICE FEES

CAMBIAR FUNDS

Cambiar Opportunity Fund, Investor Class Shares
Cambiar International Equity Fund, Investor Class Shares
Cambiar Small Cap Fund, Investor Class Shares
Cambiar Unconstrained Equity Fund, Investor Class Shares
Cambiar SMID Fund, Investor Class Shares
Cambiar Global Equity Fund, Investor Class Shares
Cambiar International Small Cap Fund, Institutional Class Shares

INVESTOR CLASS SHARES

Cambiar Opportunity Fund                        Twenty-five basis points (0.25%)

Cambiar International Equity Fund               Twenty-five basis points (0.25%)

Cambiar Small Cap Fund                          Twenty-five basis points (0.25%)

Cambiar Unconstrained Equity Fund               Twenty-five basis points (0.25%)

Cambiar SMID Fund                               Twenty-five basis points (0.25%)

Cambiar Global Equity Fund                      Twenty-five basis points (0.25%)

INSTITUTIONAL CLASS SHARES

Cambiar International Small Cap Fund            Twenty-five basis points (0.25%)

CALCULATION OF FEES

Shareholder Service fees are based on a percentage of each Fund's average daily net assets attributable to the Investor or Institutional Class Shares of such Fund.